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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): December 14, 2001

                         Commission File Number 0-277443

                             BLUE RIDGE ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                  NEVADA                                  61-1306702
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)              Identification Number)

        632 Adams Street, Suite 710                         42101
          Bowling Green, Kentucky                         (Zip Code)
 (Address of principal executive offices)

                                 (270) 842-2421
              (Registrant's telephone number, including area code)



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ITEM 4. Changes in Registrant's Certifying Accountant

(a) At its Board Meeting of December 14, 2001, the Board of Directors of Blue Ridge Energy, Inc. (the Company) engaged the accounting firm of Ernst & Young LLP as the Company's independent certifying accountants for the year ended December 31, 2001.

(b) The work of Looney, Samson & Associates, P.L.L.C. was terminated as of the Form 10-QSB for September 30, 2001 and Looney, Samson & Associates, P.L.L.C. were notified of the termination on December 14, 2001.

(c) The reports of Looney, Samson & Associates, P.L.L.C. on the Company's consolidated financial statements for each of the two years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the two years in the period ended December 31, 2000, and the subsequent interim period preceding the termination of Looney, Samson & Associates, P.L.L.C. on December 14, 2001, there were no disagreements with Looney, Samson & Associates, P.L.L.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Looney, Samson & Associates, P.L.L.C., would have caused the firm to make reference to the matter of the disagreement in their reports.

(e) During the two years in the period ended December 31, 2000 and the subsequent interim period preceding the termination of Looney, Samson & Associates, P.L.L.C. on December 14, 2001, no reportable events occurred in connection with the relationship between Looney, Samson & Associates, P.L.L.C. and the Company.

(f) The Company has requested Looney, Samson & Associates, P.L.L.C. to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 1 to this report.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Blue Ridge Energy, Inc.


Date:  December 20, 2001                    By: /s/ James T. Cook, Jr.
                                                James T. Cook, Jr.
                                                Sr. Vice President-Finance & CFO